INVESTOR RIGHTS AGREEMENT

     THIS INVESTOR RIGHTS AGREEMENT (this "Agreement") is made as of June 16, 2000, by and among Meridian USA Holdings, Inc., a Florida corporation (the "Company"), and those certain purchasers of the Company's Convertible Notes (as defined below) signatory hereto (collectively the "Purchasers", and each individually, a "Purchaser").

                                    RECITALS

     WHEREAS,  the  Company  and  the  Purchasers have entered into that certain
Securities  Purchase  Agreement  dated  as  of  June    2000  (the  "Purchase
Agreement");

     WHEREAS, the Purchase Agreement provides for, among other things, the sale by the Company and the purchase by the Purchasers of $8,000,000 aggregate principal amount of the Company's Series A Convertible Notes due 2010 (the "Convertible Notes"); and

     WHEREAS, the sale of the Convertible Notes to the Purchasers is conditioned Upon the extension of the rights set forth herein, and the Company desires to extend such rights herein.

NOW  THEREFORE, in consideration of the foregoing, the parties agree as follows:

1.     Definitions.

     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

"Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

"Common Stock" means the Common Stock, $.001 par value per share, of the Company.

"Common Stock Equivalents means the Common Stock, the Preferred Stock and all other shares, options, warrants and other rights exercisable or exchangeable for, or convertible into, shares of Common Stock.

"Holders" means the Purchasers and any assignees or transferees acquiring Convertible Notes or shares of Series II Preferred.

"Person" means an individual, corporation, partnership, limited liability company, business trust or other form of entity.

"Preferred Stock" means the Preferred Stock, $1.00 par value per share, of the Company.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, or any similar United States federal statute.

"Series II Preferred" means the Series II Convertible Preferred Stock, $.01 par value per share, of the Company.

"Series II Securities" means, as of any time, the shares of Common Stock theretofore issued or then issuable on conversion of the Convertible Notes and the Series II Preferred.

2.     Information  Rights.

     2.1 Financial Information. So long as any Convertible Notes or shares of Series II Preferred remains outstanding, the Company will provide to each holder of such notes or shares the following information (unless such Holder requests in writing that the Company not provide such information):

     (a) within seventy-five (75) days after the end of each fiscal year of the Company, (i) an audited consolidated balance sheet of the Company as of the end of such fiscal year, together with audited consolidated statements of income and cash flows of the Company for such fiscal year, prepared in accordance with generally accepted accounting principles ("GAAP"), together with (ii) a report on such financial statements prepared by the Company's existing independent certified public accountants, a "Big Five" accounting firm or other accounting firm reasonably acceptable to the Holders;

     (b) within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of the Company as of the end of such fiscal quarter, and unaudited statements of income and cash flow of the Company for such fiscal year and the fiscal year to date, prepared in accordance with GAAP (other than for accompanying notes, and subject to changes resulting from year-end audit adjustments), all in reasonable detail and all certified by the Chief Financial Officer of the Company;

   (c) within thirty (30) days after the end of each fiscal month, an unaudited balance sheet of the Company as of the end of such fiscal month, and unaudited statements of income and cash flow of the Company for such fiscal month and the fiscal year to date, prepared in accordance with GAAP (other than for accompanying notes, and subject to changes resulting from year-end audit adjustments), all in reasonable detail and all certified by the Chief Financial Officer of the Company;

    (d) within three (3) business days after the end of each week, an unaudited consolidated statement of revenues for such week and the fiscal year to date, prepared in accordance with GAAP (other than for accompanying notes, and subject to changes resulting from year-end audit adjustments), all in reasonable detail and all certified by the Chief Financial Officer of the Company;

    (e) together with each of the financial statements described in paragraphs 2.1(a), 2.1(b) and 2.1(c), a corresponding narrative statement describing the Company's operations on (i) a division or operating unit basis and (ii) a consolidated basis and setting forth in comparative form such operations relative to (i) the comparable period or periods for the prior year and (ii) the budgeted figures for such period or periods;

    (f) at least thirty (30) days prior to the commencement of each fiscal year of the Company, a budget for such fiscal year, including a projected balance sheet as of the end of such year and projected statements of income and cash flow for such period; and

    (g) within thirty (30) days after the end of each calendar month, a letter from the Chief Executive Officer of the Company identifying key Company operational and financial events that occurred during such month.

   2.2

  Inspection; Additional Information. So long as any Convertible Notes or shares of Series II Preferred remains outstanding, the Company shall allow each Holder of Convertible Notes or Series II Preferred to visit and inspect any of the properties of the Company (upon reasonable advance notice, and during normal business hours) and shall deliver or provide to each such Holder with reasonable promptness such information and data, including access to books, records, officers and accountants, with respect to the Company and its subsidiaries as such Holder may from time to time reasonably request; provided, however, that the Company shall not be obligated to so provide any information that the Company considers in good faith to be a trade secret or to contain confidential information.

     3.     Termination.

     This Agreement shall terminate automatically upon the date on which neither Convertible Notes nor shares of Series II Preferred are issued and outstanding.

     4.     Miscellaneous.

     4.1 Waivers and Amendments. With the written consent of the Company and the Holders who hold not less than one-half (1/2) of the Convertible Notes and Series II Preferred then held by all Holders, voting together on the basis of aggregate principal amount and liquidation value, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent, the Company and the Holders may amend or otherwise modify, extend or terminate this Agreement or enter into a supplemental agreement for the purpose of adding any one or more provisions to this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, or terminated orally, but only by a signed statement in writing. Any modification, waiver or supplementary agreement effected in accordance with this Section 4.1 shall be binding upon each Purchaser, each future Holder of any Convertible Notes or Series II Preferred and the Company.

   4.2 Assignment of Rights; Right to Enforce Agreement. The rights to which a Holder is entitled hereunder may be assigned or otherwise transferred only to a Person who holds $1,000,000 aggregate principal amount of Convertible Notes, 1,000 shares of Series II Preferred or any combination thereof; provided, however,that with respect to each such assignment or other transfer, the Company shall be given written notice of the transfer, the transferee shall agree in writing to be bound by the provisions of this Agreement, and such transfer shall otherwise be effected in accordance with all applicable securities laws and all other applicable agreements, if any, between the Company and such Holder.

     4.3 Notices. All notices and ther communications required or permitted hereunder shall be in writing (or in the form of a telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telecopy (as provided above) addressed (a) if to any Purchaser, at the address for such Purchaser set forth on the signature pages hereto or at such other address as such Purchaser shall have furnished to the Company in writing, (b) if to any Holder, at the address for such Holder in the records of the Company or such other address as such Holder shall have furnished to the Company in writing, or
(c) if to the Company, to 3350 N.W. 2nd Avenue, Boca Raton, Florida 33431, addressed to the attention of the Corporate Secretary (or at such other address as the Company shall have furnished in writing to the Purchasers and Holders).

    4.4 Descriptive Headings. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.

    4.5 Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York.

    4.6 Consent to Jurisdiction and Venue. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA, IN EACH CASE LOCATED IN THE COUNTY OF NEW YORK, FOR ANY ACTION, PROCEEDING OR INVESTIGATION IN ANY COURT OR BEFORE ANY GOVERNMENTAL AUTHORITY ("LITIGATION") ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN THIS AGREEMENT SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY LITIGATION BROUGHT AGAINST IT IN ANY SUCH COURT. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    4.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

     4.8 Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requires such delivery.

     4.9 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    4.10 Successors and Assigns. Except as otherwise expressly provided in this Agreement, this Agreement shall benefit and bind the successors, permitted assigns, heirs, executors and administrators of the parties to this Agreement.

    4.11 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter of this Agreement, and supersedes all prior understandings and agreements with respect to such subject matters.

     4.12 Separability; Severability. Unless expressly provided in this Agreement, the rights of each Holder under this Agreement are several rights, not rights jointly held with any other Holder. Any invalidity, illegality or limitation on the enforceability of this Agreement with respect to any Holder shall not affect the validity, legality or enforceability of this Agreement with respect to the other Holder. If any provision of this Agreement is judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


COMPANY:     MERIDIAN  USA  HOLDINGS,  INC.,
             a  Florida  corporation


By:            /s/  Mark  Streisfeld
             -----------------------
             Name:       Mark  Streisfeld
             Title:  President

PURCHASERS:     U.S.  BANCORP  INVESTMENTS,  INC.


                By: /s/ Jess M. Ravich
                Name:  Jess M. Ravich
                Title: Chairman

Address:  11766  Wilshire  Boulevard
          Suite  870
          Los  Angeles,  CA  90025
          Attention:  General  Counsel
          Facsimile:  (310)  312-5640